SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

PDI, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)
Registrant’s telephone number, including area code: (201) 258-8450
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 8, 2006, PDI, Inc. (the “Company”) issued a press release announcing that its Board of Directors has appointed Michael J. Marquard as Chief Executive Officer. Mr. Marquard will join the Company effective May 11, 2006, and will replace Larry Ellberger, the Company’s Interim Chief Executive Officer since October 2005. Mr. Ellberger will remain with the Company for a transition period. Mr. Marquard has also been nominated for election to the Company’s Board of Directors at the Company’s annual meeting of stockholders scheduled to be held on June 6, 2006. Mr. Marquard will receive an annual base salary of $400,000 and will be eligible to participate in the Company’s short term and long term incentive programs. For 2006, Mr. Marquard will receive a guaranteed minimum $160,000 short term incentive bonus provided he remains employed through December 31, 2006. Further, upon commencement of his employment, Mr. Marquard will receive a one-time $300,000 initial award under the Company’s Long Term Incentive Compensation Plan which will be delivered 50% in stock settled stock appreciation rights vesting ratably over a three-year period and 50% in restricted shares of common stock with three-year cliff vesting. In addition, the Company entered into an Employment Separation Agreement with Mr. Marquard pursuant to which, in exchange for certain covenants not to compete and not to solicit employees or clients as well as a general release, Mr. Marquard shall be entitled to receive a lump-sum payment in the event that his employment is terminated by the Company without cause or by Mr. Marquard for good reason (each as defined in the agreement). If the termination event occurs on or before May 11, 2007, the payment shall be equal to the product of twelve times his current base monthly salary plus any cash incentive compensation paid to him during his employment or any unpaid portion of the guaranteed incentive compensation on a pro rata basis. If the termination event occurs after May 11, 2007, the payment shall be equal to the product of eighteen times his current base monthly salary, plus the average cash incentive compensation paid to him during the most recent three years immedi-ately preceding the termination date for which such incentive compensation was paid, or such shorter period, if applicable.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1  Press Release dated May 8, 2006.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ DeLisle B. Callender
------------------------------------
Interim Chief Financial Officer
Date: May 11, 2006

EXHIBIT INDEX

Exhibit No.   Description
___________   ____________

99.1    Press Release dated May 8, 2006

Exhibit 99.1